UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2003

HOSPITALITY PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	1-11527 (Commission file number)	04-3262075 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts    02458

617-964-8389

Item 5. Other Events.

        On December 9, 2003, we entered into a management agreement with a subsidiary of Prime Hospitality Corp. (Prime) for the management of our 24 AmeriSuites® hotels and for the management and rebranding of 12 additional hotels as PrimeSM Hotels & Resorts.

        As previously reported, on April 1, 2003, subsidiaries of Wyndham International, Inc. (Wyndham) failed to pay rent due under a lease relating to our 12 Wyndham® hotels. We declared Wyndham in default of its lease obligations and exercised various remedies. On May 12, 2003, we terminated Wyndham’s occupancy and operation of the 12 Wyndham® hotels, leased the hotels to one of our taxable REIT subsidiaries and entered into an interim management agreement with Crestline Hotels & Resorts, Inc., a U.S. subsidiary of the Spanish hotel company Barcelo Corporacion Empresarial, S.A., to operate the hotels.

        As previously reported, on July 1, 2003, a subsidiary of Prime failed to pay rent due under a lease relating to our 24 AmeriSuites® hotels. Since that time, Prime’s subsidiary has continued to manage these 24 AmeriSuites® hotels while we negotiated with Prime concerning the long term operations of these hotels.

        Pursuant to the new management agreement, a subsidiary of Prime will operate all 36 of our hotels discussed above. The 24 AmeriSuites® hotels will continue to be operated as AmeriSuites® hotels and the 12 Wyndham® hotels will be rebranded as PrimeSM Hotels & Resorts. The agreement will become effective on January 1, 2004 with respect to the 24 AmeriSuites® hotels and will become effective for the 12 Wyndham® hotels not later than February 1, 2004. In connection with the new management agreement, the interim management agreement for the 12 Wyndham® hotels will be terminated, the existing lease relating to the 24 AmeriSuites® hotels will be terminated and these 24 hotels will be leased to one of our taxable REIT subsidiaries. Pursuant to the agreement, after payment of operating costs and funding the capital reserve, Prime will pay us an owner’s priority return of $26 million per year, plus 50% of cash flow after payment of such amounts and reimbursements of working capital and guaranty advances, if any.

        Other terms of this management agreement include the following:

  The agreement’s initial term is 15 years, and Prime will have two consecutive 15 year renewal options for all, and not less than all, of these hotels.

  We will provide $25 million during the next two years to pay for re-branding and other capital improvements, which we expect to be used primarily for the 12 hotels which will become PrimeSM Hotels & Resorts. Thereafter, a percentage of gross revenues of the 36 hotels will be escrowed as a reserve for capital needs. We have also agreed to provide certain additional funding, if needed, in return for an increase in our owner’s priority according to a formula.

        Prime has provided a guarantee of the obligations of its subsidiaries to pay our owner’s priority return in accordance with the terms of the management agreement. The guarantee is limited to an aggregate of $30 million and requires Prime to maintain a minimum consolidated tangible net worth of at least $200 million.

      WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR. THESE FORWARD LOOKING STATEMENTS MAY NOT OCCUR BECAUSE OF KNOWN CONTINGENCIES OR BECAUSE OF CHANGED CIRCUMSTANCES. FOR EXAMPLE:

  ALTHOUGH ANY FRANCHISE ROYALTY AND MANAGEMENT FEES DUE TO PRIME ARE SUBORDINATED TO OUR $26 MILLION/YEAR PRIORITY RETURN, PAYMENT OF OUR RETURN IS NOT ASSURED. HISTORICALLY, IN 2000, 2001 AND 2002 AND THE 12 MONTHS ENDED SEPTEMBER 30, 2003, REVENUES GENERATED BY THESE 36 HOTELS WOULD HAVE BEEN SUFFICIENT TO PAY THE OPERATING COSTS OF THE HOTELS, TO FUND A RESERVE OF 5% OF REVENUES FOR CAPITAL EXPENDITURES AND TO PAY OUR PRIORITY RETURN. HOWEVER, THE AMOUNT OF REVENUES AVAILABLE TO PAY THESE AMOUNTS FOR THESE 36 HOTELS HAVE DECLINED SINCE 2000. IF SUCH DECLINES CONTINUE, THE 36 HOTELS MAY NOT PRODUCE SUFFICIENT REVENUE TO PAY OUR PRIORITY RETURN.

  ALTHOUGH PRIME HAS GUARANTEED OUR $26 MILLION/YEAR PRIORITY RETURN, THE GUARANTY IS LIMITED TO $30 MILLION. ALSO, ALTHOUGH PRIME HAS AGREED TO MAINTAIN A TANGIBLE NET WORTH OF AT LEAST $200 MILLION WHILE THE GUARANTY IS IN EFFECT, WE CAN PROVIDE NO ASSURANCE THAT PRIME WILL BE ABLE OR WILLING TO MAINTAIN THAT COVENANT OR TO MEET ITS GUARANTY OBLIGATIONS.

  WE HAVE AGREED TO PROVIDE $25 MILLION TO FUND RE-BRANDING AND OTHER CAPITAL IMPROVEMENTS, WHICH WE EXPECT TO BE USED PRIMARILY FOR THE 12 HOTELS WHICH WILL BECOME PRIMESM HOTELS & RESORTS. THIS AMOUNT IS ONLY AN ESTIMATE OF REQUIRED EXPENDITURES TO CORRECT DEFERRED MAINTENANCE AND PURCHASE APPROPRIATE IMPROVEMENTS AGREED BY PRIME AND OURSELVES AND MAY BE INSUFFICIENT. WE HAVE ALSO AGREED TO PROVIDE ADDITIONAL FUNDING, IF NEEDED, IN RETURN FOR AN INCREASE IN OUR OWNER’S PRIORITY ACCORDING TO A FORMULA. ANY INCREASE IN THE AMOUNT OF OUR PRIORITY PAYMENT WILL STRESS THE HOTELS’ ABILITY TO PAY OUR PRIORITY RETURN.

THERE ARE LIKELY OTHER REASONS WHY FORWARD LOOKING STATEMENTS IN THIS FORM 8-K MAY NOT OCCUR. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HOSPITALITY PROPERTIES TRUST (Registrant) By: /s/ Mark L. Kleifges Mark L. Kleifges Treasurer

Dated: December 16, 2003